Exhibit 99.1

TerreStar Announces Distribution Agreement with AT&T

First Satellite Cellular Smartphone to Offer Integrated Service

RESTON, VA – September 30, 2009 – Mobile communications provider TerreStar Networks Inc. (TerreStar), a majority-owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), announced today an agreement between TerreStar and AT&T to bring to market the first fully integrated satellite cellular smartphone.

The TerreStar solution will combine AT&T’s wireless connectivity with the ability to use an all-IP satellite network as back up throughout the United States.  Using one phone number and one device, users will be able to access voice and data services in the United States, Puerto Rico, the U.S. Virgin Islands and offshore coastal waters over either the AT&T cellular network or the TerreStar satellite network.

The TerreStar™ GENUS™ Smartphone is a revolutionary device, combining 3G terrestrial wireless capability with satellite voice and data in a standard smartphone size and form factor. The device uses the Windows Mobile® operating system to provide rich smartphone functionality and includes premium features such as a touchscreen, WiFi, Bluetooth®, GPS and a QWERTY keyboard.  The solution is intended to work as a user’s everyday cellular smartphone device, with satellite access capability as a secondary option when needed.

 “TerreStar is pleased to announce AT&T as a distribution channel.  TerreStar remains focused on offering an integrated satellite and terrestrial communications solution to enable true ubiquity and reliability virtually anywhere in the United States to help solve the critical communications and business continuity challenges faced by government, emergency responders, enterprises and rural communities,” said Jeffrey Epstein, president, TerreStar Networks.

The TerreStar integrated solution redefines the mobile satellite services experience by providing easy access to both cellular and satellite networks through a cutting-edge handset that is both smaller and more feature-rich than previous satellite devices.

This agreement is one of a series of recent milestones announced by TerreStar.  TerreStar launched the world’s largest, most powerful commercial satellite, TerreStar-1, on July 1.  The first end-to-end call over TerreStar-1 was completed on July 20th. On August 27th TerreStar announced the successful completion of in-orbit testing.

TerreStar and AT&T will demonstrate the TerreStar GENUS™ Smartphone at a special event on October 5th at the IACP (International Association of Chiefs of Police) annual conference in Denver, CO.

About TerreStar Networks Inc.
TerreStar Networks (www.terrestar.com), a majority owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), plans to offer a reliable, secure and resilient satellite terrestrial mobile broadband network that will provide voice, data and video services dedicated to helping solve the critical communication and business continuity challenges faced by government, emergency responders, enterprise businesses and rural communities.  TerreStar expects to offer next generation mobile communications through a network of partners and service providers to users who need “anywhere” coverage throughout the United States.

About TerreStar Corporation
TerreStar Corporation is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd. For additional information on TerreStar Corporation, please visit the company's website at www.terrestarcorp.com.

Statement under the Private Securities Litigation Reform Act:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of TerreStar Corporation, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. We assume no obligation to update or supplement such forward-looking statements.

Windows Mobile is a registered trademark of Microsoft Corporation.  Bluetooth is a registered trademark of Bluetooth SIG.

For more information, please contact:
Kelly Adams, Director Marketing and Communications
TerreStar Networks
Mobile: +1 703-483-7966
Email: Kelly.Adams@terrestar.com

Chris Fallon
Ruder Finn for TerreStar Networks
Phone: +1 212-715-1691
Email: fallonc@ruderfinn.com